POWER OF ATTORNEY

	Know all persons by these presents, that I have granted to Jason Zellers,

Kashif Rashid, James W.A. Ladner and Elizabeth Porter, a limited, revocable power of attorney effective September 3, 2013, for the sole purpose of obtaining SEC EDGAR access codes and passwords and filing any Form 3, Form 4,

Form 5 or any other form or report the undersigned may be required to file under Section 16 of the Securities Act of 1934, as amended, or any amendments to any such form or report, on my behalf with the United States Securities and Exchange Commission in connection with my association with St. Jude

Medical, Inc.

	IN WITNESS WHEREOF, I have hereunto set my hand.



/s/ Mark Carlson
Mark Carlson